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                                                            EXHIBIT A.(8)(a)(i)


                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of the 28th day of February 1997, by and between AIM SUMMIT FUND, INC., a Maryland corporation (the "Company), and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH

         WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Distributor sponsors systematic investment plans (the "Plans") based upon shares of the common stock of the Company, and the Distributor desires to arrange for the acquisition of Company shares for deposit and use under the Plans; and

         WHEREAS, the Company and the Distributor desire to enter into a new agreement appointing the Distributor as the principal distributor of the shares of common stock of the Company.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration by each of the parties hereto to the other party paid and of the agreements, covenants and obligations herein contained:

         1. The Company appoints the Distributor as the principal distributor of Company shares for a term of two years commencing upon the date first above written and continuing thereafter for consecutive periods of one year provided the continuance of this Agreement is approved at least annually (a) by the Company's Board of Directors, including a majority of the members of the Board of Directors who are not parties to the Agreement or interested persons of any such party (other than as a Company director), in person at a meeting called for such purpose or (b) by the affirmative vote of the holders of either: (i) 67% or more of the Company shares voting (if more than 50% of the outstanding Company shares are voted) or (ii) more than 50% of the outstanding Company shares. Notwithstanding the termination of this Agreement, the Company agrees to sell sufficient Company shares to the Distributor or any bank or banks acting as custodian for the Plans to permit completion of all Plans begun prior to such termination. The Distributor represents and agrees that it will use its best efforts to sell Plans based upon Company shares throughout the term of this Agreement.

         2. The Company shall use its best efforts in maintaining registration of itself and its securities under the Investment Company Act of 1940, as amended (the "Act"), and the Securities Act of 1933, as amended, and shall bear all expenses in connection therewith. The Company shall



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provide to the Distributor or the bank or banks acting as custodian for the
Plans sold by the Distributor a sufficient number of copies of any and all general mailings, together with the necessary envelopes, including, without limitation, proxy material, proxies, annual, semi-annual and quarterly reports, sent from time to time to the holders of Company shares so as to provide a single copy, together with the necessary envelope and postage, to each holder of a Plan. The Company agrees to furnish all the above-mentioned material at no cost to the Distributor. The Distributor agrees that it will furnish the Company for its files two copies of all material supplied to holders of Plans by the Distributor. The Company shall provide to the Distributor, at printer's over-run costs, such additional copies of its prospectus and its annual, semi-annual and other reports and communications to shareholders as the Distributor may reasonably require for sales purposes. It is understood that the Distributor is a wholly-owned subsidiary of A I M Advisors, Inc., the investment adviser to the Company ("AIM"), and that AIM is a wholly-owned subsidiary of A I M Management Group Inc., and that the Company's agreement to supply information and printed material described in this Agreement may be fulfilled by AIM.

         3. The Company shall cooperate in the qualification of Company shares under the laws of the various states of the United States and shall execute and deliver such documents as may reasonably be required for such purpose, but the Company shall not be required to qualify as a foreign corporation in any jurisdiction, nor effect any modification of its policies or practices without prior approval of the Company's officers. The officers of the Company shall determine whether it is desirable to qualify or continue to offer Company shares in any jurisdiction.

         4. The Distributor agrees that all solicitations for subscriptions to Company shares shall be made in accordance with the Company's Articles of Incorporation and By-laws, Registration Statement and Prospectus, and shall not at any time or in any manner violate any provisions of the laws of the United States or of any state or other jurisdiction in which solicitations are then being made. The Distributor may enter into sales agreements with dealers to sell Company shares.

         5. The Distributor shall purchase from the Company as principal, and the Company agrees to sell to the Distributor at the net asset value thereof, Company shares sufficient to meet the requirements of all such Plans as are sold, distributed and/or issued by the Distributor. Such shares will be sold to the Distributor at net asset value computed in the manner set forth in the Company prospectus in effect at the time of sale of such shares. The Distributor shall not maintain a long or short position in Company shares for its own account, except as may incidentally result from cancellation or by-in of orders made by it or its dealers for customers because of such customer's failure to pay.



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         6. The agreement on the part of the Company to sell Company shares upon demand, at net asset value as set forth in paragraph 5 hereof, is subject to the following limitations:

                  (a) that the Plans are maintained in good standing as unit investment trusts under the Federal Securities Laws;

                  (b) that the membership of the Distributor in the National Association of Securities Dealers, Inc. and its registration as broker-dealer under the Securities Exchange Act of 1934, as amended, have not been cancelled, revoked or suspended; and

                  (c) that the Distributor is not in violation of any of the federal or state laws and regulations relating to the registration and sale of said Plans.

If the Distributor shall, within 30 days after a default under any of the provisions of this paragraph, cure such default to the reasonable satisfaction of the Company, then the agreement of the Company to sell at the net asset value Company shares in accordance with paragraph 5 hereof shall remain unimpaired, anything in this paragraph 6 to the contrary notwithstanding.

         7. The Distributor's right to purchase Company shares at net asset value for resale shall be exclusive, except that:

                  (a) the Company may issue its shares at their net asset value to any shareholder of the Company purchasing such shares with dividends or other distributions received from the Company pursuant to an offer made to all shareholders;

                  (b) the Company may issue its shares at their net asset value in connection with certain classes of transactions or to certain classes of persons as set forth in the then current prospectus of the Company;




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                  (c) the Distributor may, and when requested by the Company shall, suspend its efforts to effectuate sales of Company shares at any time when in the opinion of the Distributor or of the Company no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

                  (d) the Company may withdraw the offering of its common stock
                  (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction.

                      It is mutually understood and agreed that the Distributor
                  does not undertake to sell all or any specific portion of the shares of common stock of the Company.

         8. The Distributor may from time to time, whenever it is in the best interest of holders of Plans, substitute a new investment medium for the Company shares theretofore employed (such substitution to be made as to the Company shares already purchased and to be purchased, or only as to Company shares to be purchased), provided that no substitution shall result in a direct or indirect payment, commission or other compensation to the Distributor or any subsidiary or affiliate of the Distributor, and provided, further, that such substituted shares are generally comparable in character and quality to the Company shares theretofore purchased under the Plans and meet with the approval of the custodian of the Plans and are shares registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, so long as that statute remains in force; and further provided, that before any substitution may be made, the Distributor shall:

                  (a) Give notice of the proposed substitution to the Company and the custodian of the Plans and first satisfy the custodian that arrangements have been entered into by the Distributor which reasonably assure that the new shares will be available for purchase by the custodian and subject to redemption on terms generally as


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                  favorable as those applicable to the Company shares currently employed as the investment medium;

                  (b) Give written notice to each holder of a Plan of the proposed substitution giving a reasonable description of the new shares and notifying each holder of a Plan that unless he surrenders his Plan to the custodian for termination within 30 days of the date of such notice, he will be conclusively deemed to have authorized the substitution, and to have agreed to bear his pro rata share of the actual expenses including tax liability incurred by the custodian and the Distributor in connection therewith;

                  (c) In the case of substitution of new shares for Company shares already purchased, arrange that the custodian will be furnished, without payment of sales commission or fees, with new shares having an aggregate value on the basis of their net asset value at lease equal to the aggregate value of the old Company shares similarly computed, or computed on the basis of the best available bid price the custodian is able to obtain for such old Company shares in the event the issuer thereof does not quote the net asset value at the time in question;

                  (d) Furnish the custodian with a certificate signed by the President or Secretary of the Distributor, showing that the Distributor has given notice to each holder of a Plan as above provided; and

                  (e) File an application with the Securities and Exchange Commission.

         9. The Company agrees to indemnify and hold the Distributor and each person (if any) who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 harmless from and against any and all losses, claims, damages and liabilities caused by or alleged to exist by reason of any untrue statement or alleged untrue statement of a material fact contained in the


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Company's Registration Statement or Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or alleged untrue statement or omission shall have been furnished by the Company for use in the Registration Statement or Prospectus.

         The Distributor agrees that, promptly upon its receipt of notice of the commencement of any action against the Distributor or against any person so controlling the Distributor, in respect of which indemnity or reimbursement may be sought from the Company on account of its agreement in the preceding paragraph, notice in writing will be given to the Company of the commencement thereof. Thereupon, the Company shall be entitled to participate, to the extent that it shall wish (including the selection of counsel), in the defense thereof. The Distributor or any such controlling person shall have the right, at its or his own expense, to employ separate counsel in any such case.

         In the event that any such claim for indemnification is made by any officer, director or person in control of the Distributor within the meaning of
Section 15 of the Securities Act of 1933 who is also an officer or director of the Company, the Company will submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Securities Act of 1933, the Securities Exchange Act of 1934, and the Act, and will be governed by the final adjudication of such question.

         Notwithstanding anything to the contrary contained herein, the foregoing indemnity does not protect or purport to protect or indemnity the Distributor for any liability to the Company or to holders of Company shares to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         10. The Distributor agrees to indemnify and hold harmless the Company, its officers, directors or agents to the same extent as in the foregoing indemnity from the Company to the Distributor, arising by reason of the sponsorship or distribution by the Distributor of Plans based upon Company shares, but only with respect to any untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Distributor or by any person on behalf of or at the request of the Distributor, excluding the Company, expressly for use in the Registration Statement or Prospectus. The Distributor also agrees to indemnify and hold harmless the Company, its officers, agents and directors from and against any and all losses, claims damages and liabilities caused by or alleged to exist by reason of sales activities by it or its authorized agents, in violation of the laws of the United States or of any state or other jurisdiction


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in which solicitations are made or any rule or regulation promulgated by any lawfully constituted authority.

         In case any action shall be brought against the Company, its officers, directors or agents, in respect of which it may seek indemnity or reimbursement from the Distributor on account of the agreement of the Distributor contained in the preceding paragraph, the Distributor shall have the rights and duties given to the Company, and the Company, its directors, officers or agents shall have the rights and duties given to the Distributor, in the second, third and fourth paragraphs of paragraph 9.

         11. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, as defined in the Act, by the Distributor.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

                                              AIM SUMMIT FUND, INC.


ATTEST:
                                              By: /s/ ROBERT H. GRAHAM
                                                 -------------------------------
                                                    Name:    Robert H. Graham
                                                    Title:   President
      /s/ DAVID L. KITE
     -----------------------
Name:    David L. Kite
Title:   Assistant Secretary

                                              A I M DISTRIBUTORS, INC.

ATTEST:

                                              By: /s/ MICHAEL J. CEMO
                                                 -------------------------------
                                                    Name:    Michael J. Cemo
                                                    Title:   President
      /s/ OFELIA M. MAYO
     -----------------------
Name:    Ofelia M. Mayo
Title:   Assistant Secretary




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